SUB-ADVISORY AGREEMENT


Agreement made as of January 31, 2011 between DBX ADVISORS
LLC (the
"Adviser"), a Delaware limited liability company, and TDAM
USA Inc. (the "Sub-Adviser"), a Delaware corporation.
WITNESSETH:
           WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated as of January 31, 2011, (the "Investment Advisory Agreement") with DBX ETF Trust (the
"Company"), an open-end investment company registered under the Investment Company Act of
1940, as amended (the "1940 Act"), and organized as a statutory trust under the laws of the State of Delaware on behalf of each Fund listed on Schedule A, as it may be amended from time to time to add or remove series (each, a "Fund"), pursuant to which the Adviser acts as adviser to the Fund;
           WHEREAS, the Investment Advisory Agreement contemplates that the Adviser may appoint a sub-adviser to perform certain services relating to the management of the investment operations of the Fund, and the Sub-Adviser is willing to render such investment subadvisory services to the Fund; and
           WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.
           NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Appointment of Sub-Adviser
           The Adviser hereby appoints the Sub-Adviser to act as an investment sub-adviser to the Fund, subject to the supervision and oversight of the Adviser and the Board of Trustees (the "Board") of the Company for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein specified in Schedule A.
(a) 	Subject to the direction, supervision and control of
the Adviser and the
Board and consistent with its fiduciary duties to each Fund, the Sub-Adviser will manage the investment operations and determine the composition of the portfolio of each Fund, including the purchase, retention and disposition of the securities and other instruments held by the Fund, in accordance with the terms of this Agreement, the Fund's investment objective and policies, the Fund's then-current Prospectus and Statement of Additional Information contained in the Company's Registration Statement on Form N-IA (the "Prospectus and SAI"), as they may be amended or supplemented from time to time.










16004673.9



As part of the services it will provide hereunder, the Sub-
Adviser will:

(i) 	designate the identity and weighting of the securities (and
amount of cash, if any)
to be accepted in exchange for creation units of a Fund or that will be applicable that day to redemption requests received by a Fund;

(ii) 	provide supervision of each Fund's investments and determine from time to time
what investments or securities will be purchased, retained or sold by the Funds and what portion, if any, of the assets of each Fund will be held uninvested;

(iii) 	maintain books and records with respect to the each
Fund's securities transactions
and keep the Board and the Adviser fully informed in
writing on an ongoing basis
as agreed by the Adviser and the Sub-Adviser of all
material facts concerning the
investment and reinvestment of the assets in the
Funds, the Sub-Adviser and its
key investment personnel and operations providing
services with respect to the
Fund; make regular and periodic special written
reports of such additional
information concerning the same as may reasonably be
requested from time to
time by the Adviser or the Board, and the Sub-Adviser
will attend meetings with
the Adviser and/or the Board, as reasonably
requested, to discuss the foregoing;
(iv) 	in accordance with procedures and methods established by the
Board, which may
be amended from time to time (the "Valuation
Procedures"), and in conjunction
with the Adviser, Sub-Adviser will promptly notify
the Adviser and the
Company's fund accounting agent if they become aware
of an event that could
affect the pricing of all or any portion of a Fund's
portfolio. The Sub-Adviser
will also provide assistance, at the request of the
appropriate party and pursuant to
the Valuation Procedures, in determining the fair
value, from time to time, of a
specific security or other investment/asset in each
Fund for which market prices
are not readily available, it being understood that
the Sub-Adviser will not be
solely responsible for determining the value of any such
security;
(v) 	provide any and all material performance information,
records and supporting
documentation about accounts the Sub-Adviser manages, if appropriate, which are relevant to the Fund and that have investment objectives, policies, and strategies substantially similar to those employed by the Sub-Adviser in managing the Fund that may be reasonably necessary, under applicable laws, to allow the Fund or its agent to present information concerning the Sub-Adviser's prior performance in the Company's Prospectus and SAI and any permissible reports and materials prepared by the Fund or its agent; and

(vi) 	cooperate with and provide reasonable assistance to the
Adviser, the Company's
administrator, the Company's custodian and foreign custodians, the Company's transfer agent and pricing agents and all other agents and representatives of the
Company and the Adviser, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Company and the Adviser, provide prompt responses to reasonable requests





16004673.9



made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

(b) 	In furnishing services hereunder, the Sub-Adviser will
he subject to, and
will perform its responsibilities in accordance with the
following: (i) the Company's Agreement
and Declaration of Trust, as the same may be hereafter modified and/or amended from time to
time ("Declaration of Trust"); (ii) the By-Laws of the Company,
as the same may be hereafter
modified and/or amended from time to time ("By-Laws"); (iii)
the currently effective Prospectus
and SAI of the Company filed with the Securities and Exchange
Commission ("SEC") and
delivered to the Sub-Adviser, as the same may be hereafter
modified, amended and/or
supplemented; 	(iv) the 	1940 	Act, the Advisers Act, the
Internal Revenue Code of 1986, as
amended, and the rules tinder each, and all other federal and state laws or regulations applicable to the Company and the Fund(s); (v) any order or no-action letter of the SEC governing the operation of the Company; (vi) the Company's policies and procedures adopted pursuant to Rule
3Sa-1 under the 1940 Act (the "Compliance Manual") and other policies and procedures adopted from time to time by the Board of the Company; and (vii) the written instructions of the Adviser,
Upon request from the Sub-Adviser, the Adviser will provide the Sub-Adviser with current copies of the Declaration of Trust, By-Laws, Prospectus and SAI, any order or no-action letter of the SEC' governing the operation of the Company, Compliance Manual and other relevant policies and procedures that are adopted by the Board. The
Adviser undertakes to provide the Sub-Adviser with copies or other written notice of any amendments, modifications or supplements to any such above-mentioned documents.

(c) 	The Sub-Adviser, at its expense, will furnish (i) all
necessary facilities and
personnel, including salaries, expenses and fees of any
personnel required for the Sub-Adviser to
faithfully perform its duties under this Agreement; and (ii)
furnish administrative facilities,
including bookkeeping, and all equipment necessary for the
efficient conduct of the SubAdviser's duties under this
Agreement.
(d) 	The Sub-Adviser will select brokers and dealers to
effect all Fund
transactions subject to the conditions set forth herein. 'the
Sub-Adviser will place all necessary
orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable.
The Sub-Adviser is directed at all times to seek to execute
transactions for each Fund (i) in
accordance with any written policies, practices or procedures that may be established by the
Board or the Adviser from time to time and which have been
provided to the Sub-Adviser, (ii) as
described in the applicable Fund's Prospectus and SAI, and
(iii) in accordance with applicable
federal and state laws and regulations. In placing any orders for the purchase or sale of
investments for each Fund, in the name of the Fund or its
nominees, the Sub-Adviser will use its
best efforts to seek to obtain for the Fund "best execution", considering all of the circumstances,
and will maintain records adequate to demonstrate compliance with this requirement. In no
instance will Fund securities be purchased from or sold to the
Sub-Adviser, or any affiliated
person thereof, except in accordance with the 1940 Act, the
Advisers Act and the rules under
each, and all other federal and state laws and regulations applicable to the Company and the
Fund.
(e) 	The Sub-Adviser may, in compliance with Section 28(e)
of the Securities
Exchange Act of 1934, as amended ("Exchange Act"), participate in bundled brokerage and


16004673.9



commission sharing arrangements, and receive eligible brokerage products and services from participating brokers. In all such cases, the Sub-Adviser shall
(i) determine that the brokerage
product or service provides lawful and appropriate assistance in the execution of securities transactions, and (ii) make a good faith determination that the amount of commissions paid is reasonable in relation to the brokerage products or services provided. The Sub-Adviser is not authorized to obtain third party fundamental research materials with client commissions and shall not do so.
(f) 	On occasions when the Sub-Adviser deems the purchase or
sale of a
security to be in the best interest of the Fund(s) as well as other clients of the Sub-Adviser and its affiliates, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but will be tinder no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution.
Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to its other clients over time. The Adviser agrees that the Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Fund. The
Adviser also acknowledges that the Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Fund, and that the Sub-Adviser will carry out its duties hereunder together with its duties tinder such relationships.

(g) 	The Sub-Adviser will maintain and preserve all
accounts, books and
records with respect to each Fund as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and Advisers Act and the rules thereunder and will file with the SEC all forms pursuant to Section 13 of the Exchange Act, with respect to its duties as are set forth herein.
(h) 	The Sub-Adviser will, unless and until otherwise
directed by the Adviser
or the Board and consistent with seeking the best interest of the Fund, exercise (or not exercise in its discretion) all rights of security holders with respect to securities held by each Fund, including, but not limited to: voting proxies in accordance with the Company's then-current proxy voting policies, converting, tendering, exchanging or redeeming securities; and exercising rights in the context of a bankruptcy or other reorganization. Unless the Adviser or the Board gives written instructions to the contrary, the Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested in accordance with the Sub-Adviser's proxy voting guidelines, a copy of which has been provided to the Adviser.

2.	Compensation
           The Advisor will pay, or arrange for payment to, the Sub-Adviser as compensation for providing services in accordance with this Agreement those fees as set forth in Schedule A. In addition, Sub-Adviser will be reimbursed by the Company for any out-of-pocket expenses incurred by the Sub-Adviser which traditionally include, but are not limited to, cost of

16004673.9



obtaining prices for security valuations	(including manual broker
quotes), Federal Reserve
charges related to securities transactions, postage and insurance on physical transfer items, telecommunication charges, proxy voting execution, advice and reporting etc.
These expenses will he billed as they are incurred.

Subject to the provisions of this Agreement and the mutual agreement of the parties, the duties of the Sub-Adviser and the fees to be paid to the Sub-Adviser by the Adviser under and pursuant to this Agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by the parties, to the extent permitted by law, subject to the prior approval of the members of the Board who are not "interested persons" (as defined in the 1940 Act, with such Board members being "Independent Trustees").

3.	Liability and Indemnification

(a)	Except as may otherwise be provided by the 1940 Act or
any other federal
securities law, neither the Sub-Adviser nor any of its officers,
members or employees 	(its
"Affiliates") will be liable for any losses, claims, damages,
liabilities or litigation 	(including
legal and other expenses) incurred or suffered by the Adviser or the Company as a result of any
error of judgment by the Sub-Adviser or its Affiliates with respect to each Fund, except that nothing in this Agreement will operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser or its Affiliates for, and the Sub-Adviser will indemnify and hold harmless the Company, the Adviser, all affiliated persons thereof (within the meaning of
Section 2(a)(3) of the 1940 Act) and all controlling persons
(as described in Section 15 of the
Securities Act of 1933, as amended ("1933 Act")) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the
1940 Act, the Advisers Act, or under any other statute, or common law or otherwise arising out of or based on (i) any breach by the Sub-Adviser of a Sub-Adviser representation or warranty made herein, (ii) any willful misconduct, had faith, reckless disregard or gross negligence of the
Sub-Adviser in the performance of any of its duties or obligations hereunder or (iii) any untrue statement of a material fact contained in the prospectus or
SAI, proxy materials, reports,
advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fhct known to the Sub-Adviser which was required to be stated therein or
necessary to make the statements therein not misleading, if
such statement or omission was made
in reliance upon information furnished to the Adviser or the Company, or the omission of such information, by the Sub-Adviser Indemnitees (as defined below)
for use therein.
(b) 	Except as may otherwise be provided by the 1940 Act or
any other federal
securities law, the Adviser will indemnify and hold harmless the Sub-Adviser, all affiliated
persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling
persons (as described in Section 15 of the 	1933 Act)
(collectively, "Sub-Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the
1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of or based on this Agreement; provided however, the Adviser will not indemnify or hold harmless the Sub-Adviser Indemnitees for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising out of or based on



16004673.9


(i) any breach by the Sub-Adviser of a Sub-Adviser representation or warranty made herein, (ii) any willful misconduct, had faith, reckless disregard or gross negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder or (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Company, or the omission of such information, by the Sub-Adviser Indemnities for use therein.

(c) 	A party seeking indemnification hereunder (the
"Indemnified Party") will
(i) provide prompt notice to the other of any claim ("Claim") for which it intends to seek
indemnification, 	(ii) grant control of the defense and /or settlement
of the Claim to the other
party, and (iii) cooperate with the other party in the defense thereof. The Indemnified Party will have the right at its own expense to participate in the defense of any Claim, but will not have the right to control the defense, consent to judgment or agree to the settlement of any Claim without the written consent of the other party. The party providing the indemnification will not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified
Party.

4.	Representations of the Adviser
The Adviser represents, warrants and agrees as follows:

(a) 	The Adviser has been duly authorized by the Board to
delegate to the Sub-
Adviser the provision of investment services to each Fund as contemplated hereby.
(b) 	The Adviser (i) is registered as an investment adviser
under the Advisers
Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; and (iv) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5.	Representations of the Sub-Adviser
The Sub-Adviser represents, warrants and agrees as follows:

(a) 	The Sub-Adviser 	(i) is registered as an investment
adviser under the
Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers
Act or other law, regulation or order
from performing the services contemplated by this Agreement; (iii) has met and will seek to



16004673.9


continue to meet, for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement;
(iv) has the authority to enter into and perform the services contemplated by this Agreement; and
(v) will promptly notify the Adviser of the occurrence of any event that would substantially impair the Sub-Adviser's ability to fulfill its commitment under this Agreement or disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise. The Sub-Adviser will also promptly notify each Fund and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self regulatory organization, public board or body, involving the affairs of the Fund(s) or the Sub-Adviser, provided, however, that routine regulatory examinations will not be required to be reported by this provision.

(b) 	The Sub-Adviser has adopted a written code of ethics
complying with the
requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Adviser and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last
calendar quarter of each year that this
Agreement is in effect, and as otherwise requested, the
president, Chief Operating Officer or a
vice-president of the Sub-Adviser will certify to the Adviser that the Sub-Adviser has complied
with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a material violation has
occurred, that appropriate action was taken in response to such violation. Upon the written request of the Adviser, the Sub-Adviser will permit the Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by
Rule 17j-l(c)(1) and Rule 204A-
1 (b) and all other records relevant to the Sub-Adviser's code of ethics but only to the extent such reports and/or records relate to the provision of services hereunder.
(c) 	The Sub-Adviser has adopted and implemented and will
maintain (a) in
accordance with Rule 206(4)-7 under the Advisers Act, policies and procedures reasonably
designed to prevent violation by the Sub-Adviser and its
supervised persons (as such term is
defined by the Advisers Act) of the Advisers Act and the rules thereunder; and (b) to the extent that the Sub-Adviser's activities or services could affect the Fund(s), policies and procedures reasonably designed to prevent violation of the federal securities laws (as such term is defined in
Rule	38a-1	under the	1940	Act) by the
Fund(s) and the Sub-Adviser	(such policies and
procedures being the "Compliance Program"). The Sub-Adviser has provided the Company and the Adviser with access to its Compliance Program and promptly will furnish a copy of all amendments to the Compliance Program at least annually.
(d) 	The Sub-Adviser has provided the Company and the
Adviser with a copy
of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SF,C and promptly will furnish a copy of all amendments to the Company and the Adviser at least annually. Such amendments will reflect those changes in the Sub-Adviser's organizational structure, professional staff or other significant developments affecting the SubAdviser, which are required by the Advisers Act.







16004673.9



(e)	The Sub-Adviser will notify the Company and the Adviser
of any
assignment of this Agreement or change of control of the Sub-
Adviser, as applicable, and any
changes in the key personnel who are either the portfolio manager(s) of the Fund(s) or senior management of the Sub-Adviser, in each case prior to or promptly after, such change. The Sub-
Adviser agrees to bear all reasonable expenses of the Company, if any, arising out of an assignment or change in control.

(f) 	The Sub-Adviser will notify the Adviser immediately
upon detection of
(a) any material failure to manage the Fund(s) in accordance with the Fund(s)' stated investment objectives and policies or any applicable law; (b) any material breach of any of the Fund(s)' or the Sub-Adviser's policies, guidelines or procedures (including the Compliance Program); or (c)
any pending or threatened regulatory action, investigation, lawsuit or other proceeding relating to the Sub-Adviser's management of the Fund(s) and/or that could reasonably be expected to have a material impact on the Sub-Adviser's ability to conduct its business. Following the occurrence of any event set forth in this paragraph, the Sub-Adviser agrees to cooperate with and provide reasonable assistance to personnel of the Adviser and/or the Company (including the Chief
Compliance Officer of the Adviser and/or the Company) or their designees in connection with any efforts to remedy or respond to such event.
(g) 	The Sub-Adviser agrees to maintain an appropriate level
of errors and
omissions or professional liability insurance coverage.
           The Sub-Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Company, the Fund(s), the Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Adviser, except as required by rule, regulation or upon the request of a governmental authority. However, the Sub-Adviser may use the performance of the Fund in its composite performance.

6.	Non-Exclusivity
            The services of the Sub-Adviser to the Adviser, the Fund(s) and the Company are not to be deemed to be exclusive, and the Sub-Adviser will be free to render investment advisory or other services to others and to engage in other activities, provided the Sub-Adviser furnishes adequate disclosure of possible conflicts of interest (whether via amendments to its Form ADV or otherwise) and implements procedures designed to mitigate or eliminate such conflicts. It is understood and agreed that the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, or employees of any other firm or corporation.

7.	Supplemental Arrangements
           The Sub-Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by such Sub-Adviser hereunder, provided that no such person will perform any services with respect to the Fund(s) that would constitute an assignment or require a written advisory agreement



16004673.9



pursuant to the	1940	Act. Any compensation payable to such persons
will be the sole
responsibility of the Sub-Adviser, and neither the Adviser nor the Company will have any obligations with respect thereto or otherwise arising under the Agreement.

8.	Regulation
            The Sub-Adviser will submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations and will promptly provide the Adviser and Company with copies of such information, reports and materials.

9.	Records
           The records relating to the services provided under this Agreement will be the property of the Company and will be under its control, however, the Company will furnish to the Sub-Adviser such records and permit it to retain such records (either in original or in duplicate form) as it will reasonably require in order to carry out its business. In the event of the termination of this Agreement, such other records will promptly be returned to the Company by the Sub-Adviser free from any claim or retention of rights therein, provided that the Sub-Adviser may retain any such records that are required by law or regulation. The Sub-Adviser will keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Company has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

10.	Duration
           This Agreement will become effective upon the date first above written, provided that this Agreement will not take effect unless it has first been approved: (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding securities. This
Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually (i) by either the Board or by vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of such Fund, and (ii) in either event, by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Additional Funds may be added to Schedule A by the Adviser upon sixty (60) days written notice to the Sub-Adviser and only after the approval by the Board of the Company, including a majority of the Independent
Trustees, cast in person at a meeting called for the purpose of voting such approval and, if required under the 1940 Act, a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

           1	1.	Termination of Agreement

           This Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or


16004673.9


by the vote of a majority of the outstanding voting securities of such Fund, on sixty (60) days' written notice to the Adviser and the Sub-Adviser. This Agreement may also be terminated with respect to any Fund at any time, without the payment of any penalty, by either the Adviser or the Sub-Adviser, on sixty (60) days' written notice to the other party and such Fund. This
Agreement will automatically terminate, without the payment of any penalty in the event the Investment Advisory Agreement between the Adviser and the Company is assigned (as defined in the 1940 Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty
(30) days after written notice. As
discussed in Section 14 below, any "assignment" (as that term is defined in the 1940 Act) of this Agreement will result in automatic termination of this Agreement.

12.	Independent Contractor

The Sub-Adviser will for all purposes herein he deemed to be an independent contractor and will, unless otherwise expressly provided herein or authorized by the Board and the Adviser from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

13.	Amendments to the Agreement

Except to the extent permitted by the	1940	Act or the
rules or regulations
thereunder or pursuant to exemptive relief or no-action relief granted by the SEC, this
Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of a Fund and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all the Funds of the Company.

Any change, waiver, discharge or termination of a provision of this Agreement, whether or not such change is deemed to be material, may be made only by an instrument in writing signed by both the Adviser and the Sub-Adviser.

14.	Assignment
           The Sub-Adviser will not assign or transfer its rights and obligations under this Agreement. Any assignment (as that term is defined in the 1940 Act) of the Agreement will result in the automatic termination of this Agreement, as provided in Section 11 hereof. The SubAdviser agrees to bear all reasonable legal, printing, mailing, proxy and related expenses of the Company and the Adviser, if any, arising out of any assignment of this Agreement by the SubAdviser. Notwithstanding the foregoing, no assignment will be deemed to result from any changes in the directors, officers or employees of such Sub-Adviser except as may be provided to the contrary in the 1940 Act or the rules or regulations thereunder.




16004673.9



15.	Notices
            Notices of any kind to be given hereunder will be in writing and will be duly given if mailed or delivered as follows: (a) to the Sub-Adviser at TDAM USA Inc., 31 West
52nd Street, New York, NY 10019, Attention: Mark Bell, with a copy to the Adviser; (b) to the Adviser at DBX Advisors LLC, 60 Wall Street, New York, NY,
Attention: Martin Kremenstein;
(c) to the Fund at DBX ETF Trust, 60 Wall Street, New York, NY 10005; or (d) at such other address or to such other individual as any of the foregoing will designate by notice to the others.
            All notices required to be given pursuant to this Agreement will be delivered or mailed to the address listed above of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties. Notice will be deemed given on the date delivered or mailed in accordance with this paragraph.

16.	Entire Agreement

This Agreement contains the entire understanding and agreement of the parties with respect to each Fund.
           This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute one and the same document.

17.	Headings
           The headings in the sections of this Agreement are inserted for convenience of reference only and will not constitute a part hereof.

19.	Severability

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement will be construed, insofar as is possible, as if such portion had never been contained herein.

20.	Company and Shareholder Liability
           The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations, if any, assumed by the Company pursuant to this Agreement will be limited in all cases to the Company and its assets, and if the liability relates to one or more series, the obligations hereunder will be limited to the respective assets of the Fund. The Sub-Adviser further agrees that it will not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund(s), nor from the Trustees or any individual Trustee of the Company.

21.	Governing Law






16004673.9


This Agreement will be governed by the laws of the State of New York without reference to conflicts of laws principles. Any and all litigation or other disputes arising from this
Agreement will be commenced in a federal or state court of competent jurisdiction in New York City, New York.

22.	Interpretation
            Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act will be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms
"vote of a majority of the outstanding voting securities," "interested persons," "assignment," and
"affiliated persons," as used herein will have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision will be deemed to incorporate the effect of such rule, regulation or order.





[PAGE BREAK]






SCHEDULE A
As of July
24, 2015



1.	Base Fee Schedule

Assets                % per annum
First $5 Billion        0.055
Over $5 Billion         0.03

Minimum $50,000 per fund per annum applies at the relationship level (i.e. number of funds times $50,000)


2. Funds managed by the Sub-Adviser
Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF Deutsche
X-trackers MSCI EAFE Hedged Equity ETF
Deutsche X-trackers MSCI Brazil Hedged Equity ETF
Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF
Deutsche X-trackers MSCI Mexico Equity ETF
Deutsche X-trackers MSCI South Korea Hedged Equity ETF
Deutsche X-trackers MSCI Germany Hedged Equity ETF
Deutsche X-trackers MSCI Japan Hedged Equity ETF
Deutsche X-trackers MSCI Europe Hedged Equity ETF
Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF
Deutsche X-trackers MSCI Eurozone Hedged Equity ETF
Deutsche X-trackers MSCI All World ex US Hedged Equity ETF
Deutsche X-trackers High Yield Corporate Bond - Interest Rate Hedged ETF Deutsche X-trackers Investment Grade Bond - Interest Rate Hedged ETF
Deutsche X-trackers Emerging Markets Bond - Interest Rate Hedged ETF
Deutsche X-trackers Dow Jones Hedged International Real Estate ETF
Deutsche X-trackers S&P Hedged Global Infrastructure ETF
Deutsche X-trackers Japan JPX-Nikkei 400 Equity ETF
Deutsche X-trackers Japan JPX-Nikkei 400 Hedged Equity ETF
Deutsche X-trackers Solactive Investment Grade Subordinated Debt ETF
Deutsche X-trackers MSCI EAFE High Dividend Yield Fledged Equity ETF
Deutsche X-trackers MSCI Emerging Markets High Dividend Yield Hedged Equity ETF Deutsche X-trackers MSCI Eurozone High Dividend Yield Hedged Equity ETF Deutsche X-trackers MSCI All World ex US High Dividend Yield Hedged Equity ETF Deutsche X-trackers MSCI EAFE Small Cap Hedged Equity ETF
Deutsche X-trackers MSCI Australia Hedged Equity ETF
Deutsche X-trackers MSCI Southern Europe Hedged Equity ETF
Deutsche X-trackers MSCI Italy Hedged Equity ETF



Deutsche X-trackers MSCI Spain Hedged Equity ETF
This Schedule A supersedes any prior Schedules and the Amending Agreement to this Agreement dated July 22, 2015.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the 24th day of July 2015.
DBX Advisors LLC


By: 	/s/ Fiona Bassett
Name: Fiona Bassett
Title: Chief Executive Officer


By: 	/s/ Alex N. Depetris
Name: Alex N. Depetris
Title: Chief Operating Officer

TDAM USA Inc.

By: 	/s/ Tim Wiggan
Name: Tim Wiggan
Title: Chief Executive Officer